EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of The Project Group, Inc. (formerly known as Global Boulevard International, Inc.) of our dated March 21, 2003 relating to the financial statements of Global Boulevard International, Inc., which appears in the Registrant`s Form 10-KSB for the year ended December 31, 2002.

/s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com


May 28, 2003